Exhibit 99.1

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 30, 2010, Plains Exploration & Production Company (“PXP” or the “Company”) completed the divestment of its Gulf of Mexico shallow water shelf properties to McMoRan Exploration Co. (“MMR”). At closing and after preliminary closing adjustments, PXP received approximately $86 million in cash, which includes $11 million in working capital adjustments, and 51 million shares of MMR common stock (the “MMR Shares”) in exchange for all of PXP’s interests in its Gulf of Mexico leasehold located in less than 500 feet of water. The transaction was completed pursuant to an Agreement and Plan of Merger dated as of September 19, 2010, and effective as of August 1, 2010, between PXP and certain of its subsidiaries and MMR and certain of its subsidiaries. The MMR Shares were valued at approximately $665.9 million based on MMR’s closing stock price of $17.18 on December 30, 2010 discounted to reflect certain restrictions on PXP’s marketability of the MMR Shares, as required under the registration rights agreement and stockholder agreement entered into by PXP and MMR at the closing of the transaction.

The cash proceeds received, net of approximately $8.7 million in transaction costs, were primarily used to repay outstanding borrowings under the Company’s senior revolving credit facility.

PXP has elected to measure its equity investment in the MMR Shares at fair value. Unrealized gains and losses on the investment will be reported in the Company’s consolidated statement of income.

PXP’s aggregate working interest in these properties generated total sales volumes of approximately 8.0 thousand barrels of oil equivalent per day (“MBOEPD”) during the third quarter of 2010 and had 12.6 million barrels of oil equivalent (“MMBOE”) of estimated proved reserves as of December 31, 2009.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2010 assumes that the transaction occurred on September 30, 2010. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are adjusted to reflect the transaction as if it occurred on January 1, 2009. The unaudited pro forma statements of income do not purport to represent what the Company’s results of operations would have been if the transaction had occurred on January 1, 2009. PXP believes the assumptions used herein provide a reasonable basis for presenting the significant effects directly attributable to the transaction described above.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with PXP’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and its Quarterly Report on Form 10-Q for the period ended September 30, 2010.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT SEPTEMBER 30, 2010

(in thousands of dollars)

	Historical	Pro Forma Adjustments (Note 1 (A))	Pro Forma
ASSETS
Current Assets
		$75,000
		3,538
Cash and cash equivalents	$11,708	(78,538)	$11,708
Other current assets	301,384	(2,094)	299,290

	313,092	(2,094)	310,998

Property and Equipment, net	7,198,425	(763,559)	6,434,866
Goodwill	535,223	—	535,223
Investment	—	665,897	665,897
Other Assets	80,429	—	80,429

	$8,127,169	$(99,756)	$8,027,413

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$438,338	$(14,114)	$424,224

Long-Term Debt
Senior revolving credit facility	80,000	(78,538)	1,462
Senior notes	2,723,475	—	2,723,475

	2,803,475	(78,538)	2,724,937

Other Long-Term Liabilities
Asset retirement obligation	230,604	(7,456)	223,148
Other	23,114	—	23,114

	253,718	(7,456)	246,262

Deferred Income Taxes	1,242,864	352	1,243,216

Stockholders’ Equity	3,388,774	—	3,388,774

	$8,127,169	$(99,756)	$8,027,413

The accompanying notes are an integral part of these financial statements.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(in thousands, except per share data)

	Historical	Pro Forma Adjustments (Note 1)		Pro Forma
Revenues
Oil and gas sales	$1,134,617	$(94,609	)(B)	$1,040,008
Other operating revenues	1,849	—		1,849

	1,136,466	(94,609)		1,041,857

Costs and Expenses
Production costs	330,114	(15,180	)(B)	314,934
General and administrative	101,969	—		101,969
Depreciation, depletion, amortization and accretion	392,648	(68,117	)(C)	324,531
Impairment of oil and gas properties	59,475	—		59,475
Legal recovery	(8,423)	—		(8,423)
Other operating income	(4,981)	—		(4,981)

	870,802	(83,297)		787,505

Income From Operations	265,664	(11,312)		254,352

Other (Expense) Income
		(4,206	)(D)
Interest expense	(75,606)	398	(D)	(79,414)
Debt extinguishment costs	(1,189)	—		(1,189)
Gain on mark-to-market derivative contracts	23,240	—		23,240
Gain on investment measured at fair value	—	525,953	(E)	525,953
Other income	14,245	—		14,245

Income From Continuing Operations Before Income Taxes	226,354	510,833		737,187
Income tax expense	(103,603)	(191,818	)(F)	(295,421)

Income From Continuing Operations	$122,751	$319,015		$441,766

Earnings From Continuing Operations Per Share
Basic	$0.87			$3.15

Diluted	$0.87			$3.12

Weighted Average Shares Outstanding
Basic	140,304			140,304

Diluted	141,706			141,706

The accompanying notes are an integral part of these financial statements.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2009

(in thousands, except per share data)

	Historical	Pro Forma Adjustments (Note 1)		Pro Forma
Revenues
Oil and gas sales	$1,185,124	$(125,956	)(B)	$1,059,168
Other operating revenues	2,006	(11	)(B)	1,995

	1,187,130	(125,967)		1,061,163

Costs and Expenses
Production costs	423,967	(34,259	)(B)	389,708
General and administrative	144,586	—		144,586
Depreciation, depletion, amortization and accretion	421,580	(96,262	)(C)	325,318
Legal recovery	(87,272)	—		(87,272)
Other operating expense	2,136	—		2,136

	904,997	(130,521)		774,476

Income From Operations	282,133	4,554		286,687

Other (Expense) Income
		(4,861	)(D)
Interest expense	(73,811)	739	(D)	(77,933)
Debt extinguishment costs	(12,093)	—		(12,093)
Loss on mark-to-market derivative contracts	(7,017)	—		(7,017)
Loss on investment measured at fair value	—	(28,091	)(E)	(28,091)
Other income	27,968	—		27,968

Income From Continuing Operations Before Income Taxes	217,180	(27,659)		189,521
Income tax (expense) benefit	(80,875)	10,386	(F)	(70,489)

Income From Continuing Operations	$136,305	$(17,273)		$119,032

Earnings From Continuing Operations Per Share
Basic	$1.10			$0.96

Diluted	$1.09			$0.95

Weighted Average Shares Outstanding
Basic	124,405			124,405

Diluted	125,288			125,288

The accompanying notes are an integral part of these financial statements.

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

On December 30, 2010, PXP completed the divestment of its Gulf of Mexico shallow water shelf properties to MMR. At closing and after preliminary closing adjustments, PXP received approximately $86 million in cash, which includes $11 million in working capital adjustments, and 51 million MMR Shares in exchange for all of PXP’s interests in its Gulf of Mexico leasehold located in less than 500 feet of water. The transaction was completed pursuant to an Agreement and Plan of Merger dated as of September 19, 2010, and effective as of August 1, 2010, between PXP and certain of its subsidiaries and MMR and certain of its subsidiaries. The MMR Shares were valued at approximately $665.9 million based on MMR’s closing stock price of $17.18 on December 30, 2010 discounted to reflect certain restrictions on PXP’s marketability of the MMR Shares, as required under the registration rights agreement and stockholder agreement entered into by PXP and MMR at the closing of the transaction.

The cash proceeds received, net of approximately $8.7 million in transaction costs, were primarily used to repay the outstanding borrowings under the Company’s senior revolving credit facility.

PXP has elected to measure its equity investment in the MMR Shares at fair value. Unrealized gains and losses on the investment will be reported in the Company’s consolidated statement of income.

PXP’s aggregate working interest in these properties generated total sales volumes of approximately 8.0 MBOEPD during the third quarter of 2010 and had 12.6 MMBOE of estimated proved reserves as of December 31, 2009.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2010 assumes that the transaction occurred on September 30, 2010. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are adjusted to reflect the transaction as if it occurred on January 1, 2009. The unaudited pro forma statements of income do not purport to represent what the Company’s results of operations would have been if this transaction had occurred on January 1, 2009. PXP believes the assumptions used herein provide a reasonable basis for presenting the significant effects directly attributable to the transaction described above.

Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet includes the following adjustments:

A.	Reflects the cash proceeds received, fees and expenses paid in connection with the transaction, preliminary working capital adjustments related to capital expenditures, revenue and expenses attributable to the period from the August 1, 2010 effective date to the closing date, the retirement of the capitalized costs associated with the properties sold and the related asset retirement obligation, the payment of approximately $78.5 million outstanding under the Company’s senior revolving credit facility and the effect of the transaction on current and deferred income taxes. The adjustment to investment reflects the estimated fair value of the 51 million MMR Shares received, discounted to reflect certain restrictions for lack of marketability associated with those shares. The Company follows the full cost method of accounting for its oil and gas properties. No gain or loss was recorded on the transaction as it did not cause a significant change in the relationship between the Company’s capitalized costs and estimated proved reserves. Accordingly, the net proceeds received were accounted for as a reduction to capitalized costs.

The unaudited pro forma condensed consolidated statements of income include the following adjustments:

B.	Reflects the reversal of revenues and expenses attributable to the divested interests in the Company’s shallow water oil and gas properties.

C.	Adjusts depreciation, depletion and amortization (“DD&A”) for (1) the reduction in DD&A reflecting the production volumes attributable to the properties sold and (2) the revision to PXP’s DD&A rate reflecting the reserve volumes sold and the reduction in capitalized costs resulting from the transaction. As described above, the proceeds were recorded as a reduction to the Company’s capitalized costs. The pro forma DD&A rate averaged $13.97 per BOE for the nine months ended September 30, 2010 and $11.15 per BOE for the year ended December 31, 2009. The reduction in accretion expense reflects the reduction in the Company’s asset retirement obligation attributable to the properties sold.

D.	Reflects the adjustment to interest expense to reverse historical capitalized interest associated with the properties sold and to reflect the use of proceeds from the transaction to retire debt under the Company’s senior revolving credit facility.

E.	Reflects the unrealized gain/loss associated with the investment in MMR Shares, accounted for under the fair value option which allows for reporting certain financial assets and liabilities at fair value with changes in fair value included in earnings. Had the fair value option not been elected, the investment would qualify for the equity method of accounting. The pro forma adjustment is calculated based on MMR’s historical common stock price, discounted to reflect certain restrictions on PXP’s marketability of the MMR Shares multiplied by the 51 million shares owned. MMR’s common stock closing price per share was $9.80, $8.02, and $17.21 at January 1, 2009, December 31, 2009 and September 30, 2010, respectively.

The Company provided the unrealized gain/loss pro forma adjustment as derived from the historical calculation described above; however, this pro forma adjustment may not be reflective of what the actual unrealized gain/loss would have been, as the historical prices used do not reflect changes in MMR’s operations and capital structure, including the additional MMR common shares outstanding as a result of this transaction.

F.	Reflects the adjustment to income tax expense resulting from the transaction. Variances in the Company’s effective tax rate from the 35% federal statutory rate primarily result from the effect of state income taxes.

Summary Pro Forma Oil and Natural Gas Reserve Data (Unaudited)

The following table sets forth summary pro forma reserve data at December 31, 2009 giving effect to the sale of the Company’s interest in all of its Gulf of Mexico leasehold located in less than 500 feet of water.

Estimated Quantities of Oil and Natural Gas Reserves

    at December 31, 2009

	Historical	Pro Forma Adjustments	Pro Forma
Proved Reserves
Oil (MBbl)	214,030	(1,688)	212,342
Gas (MMcf)	873,108	(65,543)	807,565
MBOE	359,548	(12,612)	346,936

Proved Developed Reserves
Oil (MBbl)	144,839	(1,316)	143,523
Gas (MMcf)	509,121	(51,263)	457,858
MBOE	229,693	(9,860)	219,833

Standardized Measure of Discounted Future Net Cash Flows

    at December 31, 2009 (in thousands)

	Historical	Pro Forma Adjustments	Pro Forma

Future cash inflows	$14,623,292	$(374,718)	$14,248,574
Future development costs	(2,371,383)	45,987	(2,325,396)
Future production expense	(6,187,933)	97,998	(6,089,935)
Future income tax expense	(1,521,281)	73,958	(1,447,323)

Future net cash flows	4,542,695	(156,775)	4,385,920
Discounted at 10% per year	(2,317,856)	49,770	(2,268,086)

Standardized measure of discounted future net cash flows	$2,224,839	$(107,005)	$2,117,834